UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4 (c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 21, 2009, DWM Petroleum AG, a wholly-owned subsidiary of the registrant, signed production contracts with the Petroleum Authority of Mongolia. The signing ceremony follows a review process by Mongolian Government and Security Council and formal ratification by parliament. Subject to payment of fees, this represented the final step in assigning blocks 13 and 14 for exploration and exploitation according to Mongolian law.

Manas owns a 74% interest in blocks 13 and 14, which cover an aggregate of over 20,000 square kilometers, or almost five million acres, of land located on Mongolia’s southern border. The production contracts provide for a five-year exploration period (with two optional six month extensions allowed) beginning on the effective date of April 21, 2009, and a twenty-year exploitation period (with two five year extensions allowed). The remaining 26% interest in blocks 13 and 14 is held by a Mongolian oil and gas company and two investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn
Erik Herlyn
Chief Executive Officer, Interim Chief Financial Officer
Dated: April 27, 2009